Exhibit 99.1

[454 LIFE SCIENCES LOGO]

Contact:

CuraGen Corporation

Glenn Schulman, Pharm.D.

gschulman@curagen.com

1-888-GENOMICS

FOR IMMEDIATE RELEASE

454 Life Sciences and Roche Enter Exclusive World-Wide Agreement for

Ultra High-throughput Genome Sequencing System

- Distribution agreement facilitates 454’s ability to become financially self-sufficient during 2005 -

BRANFORD, Conn. and BASEL, Switzerland – May 12, 2005 – 454 Life Sciences, a majority-owned subsidiary of CuraGen Corporation (Nasdaq: CRGN), and Roche today announced they have entered into an exclusive 5-year world-wide agreement for the promotion, sale, and distribution of 454 Life Sciences’ nanotechnology-based Genome Sequencing Systems, including proprietary kits and reagents. The technology used in the 454 Genome Sequencing System enables researchers to sequence up to 100 times faster than current commercial platforms. 454’s proprietary technology represents the first radically new approach for sequencing to be commercialized since Gilbert and Sanger won the Noble prize for DNA sequencing in 1980.

Under the terms of the 5-year, exclusive world-wide distribution agreement, 454 will receive a margin on products manufactured for Roche Diagnostics, and royalties on net sales of licensed products. 454 will receive up to $62 million dollars in license fees, milestones related to instrument releases, minimum royalties and research funding. Roche Diagnostics receives the rights to negotiate distribution of 454 Life Sciences’ products in the regulated diagnostic market and renewal of the distribution agreement contingent upon meeting minimum performance criteria.

“Customer feedback and our own research show that one of the main limitations of today’s approaches to sequencing lies in throughput. This new technology will significantly increase the speed and decrease the cost of sequencing, and thereby has the potential to open up many new applications for sequencing to researchers all over the world,” stated Heino von Prondzynski, CEO of Division Roche Diagnostics and Member of the Roche Executive Committee. “Roche Diagnostics can enter now a new and very attractive market that complements our strong position in research applications.”

Under the agreement, Roche Applied Science, a business area of Roche Diagnostics, will sell 454 Life Sciences’ products through their extensive sales and marketing teams, distribute 454’s products through Roche Diagnostics’ established supply chain, and provide technical support to purchasers of the 454 Genome Sequencing System and the associated reagents. 454 Life Sciences will continue to manufacture instrument systems and reagent kits, with the option to transfer the responsibility for reagent manufacturing to Roche Diagnostics given sufficient sales volume. The agreement allows for Roche Diagnostics to sell 454’s products to all markets, with the exception of regulated diagnostics, where Roche Diagnostics obtained an exclusive right to negotiate the extension of the exclusive distribution agreement into the regulated diagnostics market during the initial 5-year term.

“Roche continues to be a pioneer in identifying revolutionary technologies and I am pleased that they will be an integral part of accelerating the full potential of 454 Life Sciences’ sequencing technology for researchers world-wide,” stated Christopher K. McLeod, President and Chief Executive Officer of 454 Life Sciences. “We are delighted to have the chance to use the strength of their organization to expand our commercialization efforts and bring 454’s novel nanotechnology to a broader market, and assist us in achieving our goal of financial self-sufficiency. We believe that 454 Life Sciences’ technology will enhance the generation of genomic data and sequencing applications, enabling the discovery, development, and clinical testing of new vaccines and drugs, and allowing personalized medicine to become a reality.”

454 Life Sciences began commercialization of instrument systems and proprietary reagents during the first quarter of 2005, with the initial instrument system sale to the Broad Institute of MIT and Harvard, led by Dr. Eric Lander. The agreement with Roche Diagnostics will broaden the reach of 454 Life Sciences products, and enable 454 Life Sciences to focus on research and development of next generation technology and applications for high throughput sequencing.

454’s system enables one individual to prepare and sequence an entire genome after performing a single sample preparation, irrespective of the size of the genome being studied. The hallmark of 454’s technology is the nanotechnology-based approach to sequencing which allows a single instrument to produce over 20 million nucleotide bases per four hour run, totaling more that 100 times the capacity of instruments using the current macro-scale technology. 454’s technology is based on integrating proprietary picoliter-technologies (a picoliter is a billionth of a liter), patented light emitting sequencing chemistries, and state of the art informatics. The patented Genome Sequencing System utilizes this technology and is a scalable, ultra-fast and cost-effective system with applications for whole genome sequencing and deep sequencing of genes of interest.

About 454 Life Sciences

454 Life Sciences is commercializing novel instrumentation and services for rapidly and comprehensively conducting high-throughput nucleotide sequencing, with specific application to sequencing of whole genomes and ultra deep sequencing of target genes. The Company’s instrument systems, based on proprietary nanoscale technologies, patented light emitting sequencing chemistry, and state of the art image processing and informatics, have 100 times the throughput of existing sequencing machines. 454 is marketing its services and instruments to pharmaceutical, biotechnology, biodefense, and agriculture companies as well as to universities and government agencies. 454 Life Sciences is a majority owned subsidiary of CuraGen Corporation (NASDAQ: CRGN). Additional information is available at http://www.454.com.

About Roche and the Roche Diagnostics

Headquartered in Basel, Switzerland, Roche is one of the world’s leading research-focused healthcare groups in the fields of pharmaceuticals and diagnostics. As a supplier of innovative products and services for the early detection, prevention, diagnosis and treatment of disease, the Group contributes on a broad range of fronts to improving people’s health and quality of life. Roche is a world leader in diagnostics, the leading supplier of medicines for cancer and transplantation and a market leader in virology. In 2004 sales by the Pharmaceuticals Division totaled 21.7 billion Swiss francs, while the

Diagnostics Division posted sales of 7.8 billion Swiss francs. Roche employs roughly 65,000 people in 150 countries and has R&D agreements and strategic alliances with numerous partners, including majority ownership interests in Genentech and Chugai.

Roche’s Diagnostics Division offers a uniquely broad product portfolio and supplies a wide array of innovative testing products and services to researchers, physicians, patients, hospitals and laboratories world-wide.

For further information, please visit our websites www.roche.com, www.roche-diagnostics.com and www.roche-applied-science.com.

Safe Harbor

This press release contains forward-looking statements, including statements that (i) 454 will receive up to $62 million dollars in license fees, milestones related to instrument releases, minimum royalties and research funding; (ii) 454 Life Sciences’ new technology will dramatically increase the throughput of sequencing, and thereby has the potential to open up many new applications for sequencing to researchers all over the world, (iii) the benefits that will inure to 454 and its products as a result of its alliance with Roche; (iv) 454’s ability to become financially self-sufficient; and (v) 454’s expectation that its technology will enhance the generation of genomic data and sequencing applications, enabling the discovery, development, and clinical trial of new vaccines and drugs, and allowing personalized medicine to become a reality. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. 454 and CuraGen caution investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: 454’s inability to satisfy the conditions under its agreements with Roche (some of which are outside 454’s control) that will enable it to receive up to $62 million dollars in license fees, milestones related to instrument releases, minimum royalties and research funding; the early stage of development of 454’s products and technologies, customer acceptance of 454’s products and technologies; 454’s ability to scale- up production of its products and technologies; disputes between Roche and 454 and between 454 and CuraGen; the success of competing products and technologies; technological uncertainty and product development risks; uncertainty of additional funding with respect to both CuraGen and 454; 454’s and CuraGen’s history of incurring losses and the uncertainty of achieving profitability; CuraGen’s stage of development as a genomics-based pharmaceutical company; government regulation; patent infringement claims against 454’s and CuraGen’s products, processes and technologies; the ability to protect 454’s and CuraGen’s patents and proprietary rights; uncertainties relating to commercialization rights; and product liability exposure. Please refer to CuraGen’s Annual Report on Form 10-K for the period ended December 31, 2004 for a complete description of these risks. 454 and CuraGen disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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